EXHIBIT 24
POWER OF ATTORNEY
We, the undersigned officers and directors of Stanley Black & Decker, Inc., a Connecticut corporation (the “Corporation”), hereby severally constitute Bruce H. Beatt and Donald J. Riccitelli our true and lawful attorneys with full power of substitution, to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K for the year ended January 1, 2011 of the Corporation filed herewith (the “Form 10-K”), and any and all amendments thereof, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable the Corporation to comply with the annual filing requirements under the Securities Act of 1934, as amended, including, all requirements of the Securities and Exchange Commission, and all requirements of any other applicable law or regulation, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to such Form 10-K and any and all amendments thereto.

SIGNATURE	TITLE	DATE

/s/ Nolan D. Archibald Nolan D. Archibald	Executive Chairman	February 15, 2011

/s/ John F. Lundgren John F. Lundgren	President and Chief Executive Officer and Director	February 15, 2011

/s/ John G. Breen John G. Breen	Director	February 15, 2011

/s/ George W. Buckley George W. Buckley	Director	February 15, 2011

/s/ Patrick D. Campbell Patrick D. Campbell	Director	February 15, 2011

/s/ Carlos M. Cardoso Carlos M. Cardoso	Director	February 15, 2011

/s/ Virgis W. Colbert Virgis W. Colbert	Director	February 15, 2011

/s/ Robert B. Coutts Robert B. Coutts	Director	February 15, 2011

/s/ Manuel A. Fernandez Manuel A. Fernandez	Director	February 15, 2011

/s/ Benjamin H. Griswold, IV Benjamin H. Griswold, IV	Director	February 15, 2011

/s/ Eileen S. Kraus Eileen S. Kraus	Director	February 15, 2011

/s/ Anthony Luiso Anthony Luiso	Director	February 15, 2011

SIGNATURE	TITLE	DATE

/s/ Marianne M. Parrs Marianne M. Parrs	Director	February 15, 2011

/s/ Robert L. Ryan Robert L. Ryan	Director	February 15, 2011

/s/ Lawrence A. Zimmerman Lawrence A. Zimmerman	Director	February 15, 2011